Exhibit 10.2

CANCELLATION AGREEMENT

THIS CANCELLATION AGREEMENT (this “Agreement”), is entered into effective as of September 30, 2019, by and between Yummies, Inc., a Nevada corporation (the “Company”), and Wei-Hsein Lin (the “Equity Holder”), the Chief Executive Officer and majority stockholder of the Company.

RECITALS

A. The Equity Holder is the owner of record 332,005,000 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, 330,315,000 of which the Equity Holder purchased on August 22, 2019 as part of the Company’s Common Stock private placement conducted under Regulation S (the “Regulation S Private Placement”) promulgated under the Securities Act of 1933, as amended.

B In the first closing of the Regulation S Private Placement, the Company sold 446,472,607 shares of Common Stock and, in a second closing (the “Second Closing”) of the Regulation S Private Placement, the Company sold an additional 3,527,393 shares of Common Stock for a total of 450,000,000 shares of Common Stock.

C. The Company only has 450,000,000 shares of Common Stock authorized for issuance under its Amended and Restated Articles of Incorporation, and thus, not a sufficient number of authorized shares of Common Stock to issue all of the 3,527,393 shares that are supposed to be issued as a result of the Second Closing,

D. The Equity Holder desires to cancel 3,000,000 of the Shares (the “Cancellation Shares”) that it holds in the Company such that the 3,527,393 shares that are supposed to be issued as a result of the Second Closing can be issued.

E. Company desires to accept such Cancellation Shares for cancellation.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned do hereby agree as follows:

1. The Equity Holder hereby agrees to surrender the Cancellation Shares to the Company free and clear of all claims, charges, liens, contracts, rights, options, security interests, mortgages, encumbrances and restrictions of every kind and nature (collectively, “Claims”) for cancellation. After such cancellation, the Equity Holder acknowledges and agrees that all such Cancellation Shares shall no longer be outstanding and the Equity Holder shall have no further rights with respect to (a) any of the Cancellation Shares or (b) the equity ownership in the Company represented thereby.

2. The Equity Holder hereby represents and warrants that the Equity Holder owns the Cancellation Shares beneficially and of record, free and clear of all Claims. The Equity Holder has never transferred or agreed to transfer the Cancellation Shares, other than pursuant to this Agreement. There is no restriction affecting the ability of the Equity Holder to transfer the legal and beneficial title and ownership of the Cancellation Shares to the Company for cancellation. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the performance of this Agreement in compliance with its terms and conditions by the Equity Holder will conflict with or result in any violation of any agreement, judgment, decree, order, statute or regulation applicable to the Equity Holder, or any breach of any agreement to which the Equity Holder is a party, or constitute a default thereunder, or result in the creation of any Claim of any kind or nature on, or with respect to the Equity Holder or the Equity Holder’s assets, including, without limitation, his equity interests in the Company.

4. At the request of the Company and without further consideration, the Equity Holder will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation as may be reasonably requested in order to effectively transfer, convey and assign to the Company for cancellation the Cancellation Shares.

5. This Agreement shall be governed by and construed under the laws of the State of Nevada without regard to principles of conflicts of law. The parties submit to the jurisdiction of any state or federal court sitting in the State of Nevada in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined there. The parties also agree not to bring any action or proceeding arising out of or relating to this Agreement in any other courts. The parties waive any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waive any bond, surety or other security that might be required of any other party. The parties agree that a final judgment in any action or proceeding so brought will be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

6. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Cancellation Agreement to be executed as of the date first above written.

YUMMIES, INC.

By:	/s/Wei-Hsien Lin
Name: Wei-Hsien Lin
Title: Chief Executive Officer

EQUITY HOLDER

By:	/s/Wei-Hsien Lin
Name: Wei-Hsien Lin